Exhibit 10.13

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated as of the 27th day of September, 1999 and is by and between K-TEL INTERNATIONAL, INC., a Minnesota corporation with offices located at 2605 Fernbrook Lane North, Plymouth, Minnesota 55447 (the “Borrower”), and K-5 LEISURE PRODUCTS, INC., a Nevada corporation with offices located at 220 Saulteaux Crescent, Winnipeg, Manitoba, Canada (the “Lender”).

RECITALS:

WHEREAS, the Borrower has entered into a Loan and Security Agreement with Foothill Capital Corporation (“Foothill”) dated November 19, 1997 for a revolving loan of SIX MILLION AND NO/100 U.S. DOLLARS (U.S. $6,000,000) and a term loan of FOUR MILLION AND NO/100 U.S. DOLLARS (U.S. $4,000,000)(the “Foothill Agreement”);

WHEREAS, the Lender desires to extend to Borrower a conditional revolving credit line in the principal amount of EIGHT MILLION AND NO/100 U.S. DOLLARS (U.S. $8,000,000.00) (the “Credit”) for working capital purposes; and

WHEREAS, the Lender is willing to make the Credit available to the Borrower subject to the provisions of this Credit Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the parties agree as follows:

SECTION 1                                   Definitions

In addition to those terms as defined in the above recitals, as used herein:

1.1                                 “Agreement” shall mean this Credit Agreement and all amendments and supplements hereto which may from time to time become effective hereafter in accordance with the terms hereof.

1.2                                 “Banking Day” shall mean a day on which banks are generally open for business in Minneapolis, Minnesota.

1.3                                 “Borrowed Money” shall mean funds obtained by incurring contractual indebtedness and shall not include trade accounts payable or money borrowed from the Lender.

1.4                                 “Closing Date” shall mean the date on which funds are advanced under the Credit.

1.5                                 “Current Note” shall mean the promissory note of the Borrower substantially in the form of attached Exhibit A, evidencing borrowings under Section 2.1 hereof.

1.6                                 “Events of Default” shall mean any and all events of default described in Section 8 hereof.

1.7                                 “Guaranty” shall mean the Guaranty of K-Tel Online, Inc.; Dominion Entertainment, Inc.; K-Tel Consumer Products, Inc.; K-Tel TV, Inc.; K-Tel Video, Inc.; K-Tel International (USA), Inc.; K-Tel International GmbH; K-Tel Entertainment (UK) Ltd.; K-Tel Entertainment (Can) Inc.; K-Tel Direct, Inc.; K-Tel Marketing (UK) Limited; and K-Tel Ireland Limited in form and content acceptable to the Lender.

1.8                                 “Liens” shall have the same definition as in the Foothill Agreement.

1.9                                 “Loan Documents” shall mean this Agreement, the Current Note, the Guaranty, the Security Agreement, the Stock Security Agreement and all other documents contemplated by this Agreement.

1.10                           “Maturity Date” shall mean November 20, 2001.

1.11                           “Permitted Liens” shall have the same definition as in the Foothill Agreement, with the addition of the liens created by the Foothill Agreement.

1.12                           “Permitted Protests” shall have the same meaning as in the Foothill Agreement.

1.13                           “Reference Rate” means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its “base rate,” irrespective of whether such announced rate is the best rate available from such financial institution.

1.14                           “Security Agreement” shall mean the security agreement of the Borrower substantially in the form of Exhibit B.

1.15                           “Stock Security Agreement” shall mean the stock pledge agreement substantially in the form of Exhibit C.

1.16                           “Subsidiary” shall mean any corporation of which more than fifty percent (50%) of the outstanding voting securities shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by the Borrower.

SECTION 2                                   The Loan

2.1                                 Subject to the other provisions of this Agreement, the Lender agrees to continue to lend to the Borrower from time to time sums not to exceed EIGHT MILLION AND NO/100 U.S. DOLLARS (U.S. $8,000,000.00) in aggregate principal amount at any one time outstanding.  Each borrowing under this Section 2.1 will be requested in writing or in person by an authorized officer of the Borrower, or telephonically by any person reasonably believed by the Lender to be an authorized officer or designee of the Borrower.  Each borrowing under this Section 2.1 will be evidenced by a notation on the Lender’s records, which shall be presumptive evidence of such borrowing (absent manifest error), and by the Current Note.  Within the limits of the Credit and subject to the terms and conditions hereof, the Borrower may borrow, prepay pursuant to Section 2.5 hereof and reborrow pursuant to this Section 2.1.

2.2                                 Interest on the unpaid principal of the Current Note shall be calculated at an annual rate equal to the Reference Rate in effect from time to time on the basis of the actual number of days elapsed in a year of 365 days, and shall change as and when the Reference Rate changes.

2.3                                 Interest on the Current Note shall be payable monthly, commencing on the first day of the first month following the date of this Agreement and continuing on the first day of each succeeding month until the Current Note is paid.

2.4                                 The outstanding principal of the Current Note shall be repayable in full upon the Maturity Date.

2.5                                 The Borrower may at any time prepay the Current Note in whole or from time to time in part without premium or penalty.

SECTION 3                                   Conditions Precedent

3.1                                 The Borrower shall deliver the Loan Documents to the Lender on or before the Closing Date, duly executed by the necessary parties.

3.2                                 The Borrower acknowledges that the following items have been delivered to the Lender and remain in full force and effect:

A.                                   A certified copy of resolutions of the Borrower’s board of directors authorizing the execution, delivery and performance of this Agreement, the Note, the Security Agreement, and each other document to be delivered pursuant hereto;

B.                                     A certificate of the Borrower’s corporate secretary as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Note, the Security Agreement, and each other documents to be delivered pursuant hereto; and

C.                                     Certificates of insurance, in form and substance acceptable to Lender, indicating that Borrower is in compliance with the covenant contained in Section 6.6 hereof.

3.3                                 The Lender shall not be obligated to lend hereunder on the occasion for any borrowing unless:

A.                                   The representations and warranties contained in Section 5 hereof are true and accurate in all material respects on and as of such date; and

B.                                     No Event of Default, and no event which might become an Event of Default after the lapse of time or the giving of notice and the lapse of time, has occurred and is continuing or will exist upon the disbursements of such loan.

SECTION 4                                   Security

4.1                                 To secure the Current Note and the performance of its additional obligations as set forth hereunder, the Borrower acknowledges that all obligations under this Agreement shall be secured by

A.                                   the Security Agreement and financing statements, in form and substance satisfactory to the Lender, granting to the Lender a first security interest (except for Permitted Liens) in inventory, accounts receivable, equipment, furniture, fixtures and general intangibles, now owned or hereafter acquired; and

B.                                     Stock Security Agreement from the Borrower, with the certificates representing such shares and guaranteed by the Guaranty, which is secured by security agreements in form and content satisfactory to the Lender; provided that Lender cannot take the shares if held by Foothill.

4.2                                 As additional security for the prompt satisfaction of all obligations of Borrower under the Current Note and Security Agreement, the Borrower hereby assigns, transfers and sets over to the Lender all of its right, title and interest in and to, and grants the Lender a lien on and a security interest in, all amounts that may be owing from time to time by the Lender to the Borrower in any capacity, including, but without limitation, any balance or share belonging to the Borrower, of any deposit or other account with the Lender, which lien and security interest shall be independent of any right of set-off which the Lender may have.

4.3                                 The foregoing liens shall be first and prior liens except for Permitted Liens.

4.4                                 At any time requested by the Lender, the Borrower shall execute and deliver or cause to be executed and delivered to the Lender such additional documents as the Lender may consider to be necessary or desirable to evidence or perfect the security interests referred to in Section 4.1 hereof.

SECTION 5                                   Representations and Warranties

To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender as follows:

5.1                                 The Borrower is a corporation duly organized, existing and in good standing under the laws of the State of Minnesota.

5.2                                 The execution, delivery and performance of this Agreement, the Current Note and Security Agreement by the Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law, or the terms of Borrower’s Articles of Incorporation or By-Laws or of any undertaking to which the Borrower is a party or by which it is bound.

5.3                                 The property of the Borrower is not subject to any lien except Permitted Liens.

5.4                                 No litigation or governmental proceeding is pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower which could have a material adverse effect on the Borrower’s financial condition or business, except as disclosed on Schedule A attached.

5.5                                 All financial statements delivered to Lender by or on behalf of Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with generally accepted accounting principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby.

SECTION 6                                   Affirmative Covenants

The Borrower covenants and agrees that so long as any indebtedness remains outstanding hereunder, unless the Lender shall otherwise consent in writing, it will:

6.1                                 Pay, when due, all taxes assessed against it or its property except to the extent and so long as contested in good faith.

6.2                                 Maintain its corporate existence and comply with all laws and regulations applicable thereto.

6.3                                 Furnish to the Lender copies of all reports and certificates required to be provided to Foothill under Article 6 of the Foothill Agreement within the time periods set forth therein.

6.4                                 Comply with all the affirmative covenants set forth in Sections 6.1 to 6.16 of the Foothill Agreement, so long as Foothill has not declared a default under the Foothill Agreement or Foothill has not been paid in full.

6.5                                 Cause its properties of an insurable nature to be adequately insured by reputable and solvent insurance companies against loss or damages customarily insured against by persons operating similar properties, and similarly situated, and carry such other insurance (including business interruption insurance) as usually carried by persons engaged in the same or similar businesses and similarly situated, with the Lender named as loss payee on all such policies of insurance.

6.6                                 Permit any of Lender’s duly authorized employees or agents the right, at any reasonable time and from time to time, to visit and inspect the properties of Borrower and to examine and take abstracts from its books and records.

6.7                                 Pay all of Lender’s reasonable legal, accounting, financial and out-of-pocket expenses incurred by the Lender in connection with preparing this agreement and all related loan documents, the transactions contemplated therein, and the administration and enforcement of this Agreement.

SECTION 7                                   Negative Covenants

Without the Lender’s written consent, so long as any indebtedness remains outstanding under the Credit, the Borrower will not:

7.1                                 Do any of the items listed in Sections 7.1 through 7.22 of the Foothill Agreement.

7.2                                 Permit any lien including, without limitation, any pledge, assignment, mortgage, title retaining contract or other type of security interest to exist on its property, real or personal, including specifically any liens or security interests on copyrights, trademarks and other intellectual property, except Permitted Liens.

7.3                                 Enter into any transaction of merger or consolidation, or transfer, sell, assign, lease or otherwise dispose of (other than sales in the ordinary course of business) all or a substantial part of its or its subsidiaries’ properties or assets, or any of its note or accounts receivable, or any stock (other than directors qualifying shares) or any assets or properties necessary or desirable for the proper conduct of its business, or change the nature of its business, or wind up, liquidate or dissolve, or agree to do any of the foregoing.

7.4                                 Create, incur, assume or suffer to exist, contingently or otherwise, indebtedness for Borrowed Money, except indebtedness disclosed to the Lender in writing as existing at the time of execution of this Agreement, including but not limited to indebtedness to Foothill.

SECTION 8                                   Events of Default

8.1                                 Upon the occurrence of any of the following Events of Default:

A.                                   Default in any payment of interest or of principal on the Current Note when due, and continuance thereof for 10 calendar days;

B.                                     Default in the observance or performance of any other agreement of the Borrower set forth herein or in the Security Agreement and continuance thereof for 30 days after notice;

C.                                     Any representation or warranty made by the Borrower herein, or in any statement or certificate furnished by the Borrower hereunder, is untrue in any material respect;

D.                                    There occurs an Event of Default under the Foothill Agreement.

E.                                      A garnishment summons or a writ of attachment shall be issued against or served upon the Lender for the attachment of any property of the Borrower or any indebtedness owing to Borrower.

F.                                      Borrower or any Guarantor shall (A) be or become insolvent (however defined); (B) voluntarily file, or have filed against it involuntarily, a petition under the United States Bankruptcy Code; or (C) if a corporation, partnership or organization, be dissolved or liquidated or, if a partnership, suffer the death of a partner or, if an individual, die; or (D) go out of business.

then, or at any time thereafter, unless such Event of Default is remedied, the Lender or the holder of the Current Note may, without notice and without demand to the Borrower, terminate the Credit or declare the Current Note to be due and payable, or both, whereupon the Credit shall terminate forthwith or the Current Note shall immediately become due and payable, or both, as the case may be.

SECTION 9                                   Miscellaneous

9.1                                 The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Lender, all of which shall be construed as complementary to each other.  Nothing herein contained shall prevent the Lender from enforcing any or all other notes, guaranties, pledges or security agreements in accordance with their respective terms.

9.2                                 From time to time, the Borrower will execute and deliver to the Lender such additional documents and will provide such additional information as the Lender may reasonably require to carry out the terms of this Agreement and be informed of the Borrower’s status and affairs.

9.3                                 Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, as follows, unless such address is changed by written notice hereunder:

A.	If the Borrower:

K-Tel International, Inc.
2605 Fernbrook Lane North

Plymouth, MN 55447

Attention: Mr. Steven Kahn

B.	If to the Lender:

K-5 Leisure Products, Inc.
220 Saulteaux Crescent
Winnipeg, Manitoba R3J 3W3
Canada

Attention: Dennis W. Ward

9.4                                 The substantive Laws of the State of Minnesota shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

9.5                                 This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto.  The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Lender.  This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties , and may be amended only by a writing signed on behalf of each party.

9.6                                 If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provisions of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

9.7                                 The Lender agrees to provide payoff statements within a reasonable time after receipt of the Borrower’s written request therefor.  Lender, upon satisfactory assurance that it will be paid in full, will deliver satisfactions and/or releases into an appropriate escrow to facilitate payment.

9.8                                 Lender’s rights and remedies under the Loan Documents and all other documents and agreements contemplated by this Agreement shall be cumulative.  The Lender shall have all the rights and remedies not inconsistent herewith as provided under the Uniform Commercial Code, by law, or in equity.  No exercise by the Lender of one right or remedy shall be deemed an election and no waiver by the Lender of any Event of Default shall be deemed a continuing waiver.  No delay by the Lender shall constitute a waiver, election or acquiescence by it.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

K-TEL INTERNATIONAL, INC.

By	/s/ Lawrence Kieves
Its	PRESIDENT

K-5 LEISURE PRODUCTS, INC.

By	/s/ Philip Kives
Its	CHIEF EXECUTIVE